Exhibit 99-1

Amended By-Law of
Brinker International, Inc.

ARTICLE III

BOARD OF DIRECTORS

Section 2.  Number, Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than one nor more ten...